UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

INTELIDATA TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21685	54-1820617
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11600 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

(703) 259-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2005, InteliData Technologies Corporation (the “Company”) and Alfred S. Dominick, Jr., Chief Executive Officer of the Company, entered into the Fifth Amendment to Employment Agreement (the “Amendment”), which Amendment amended the Employment Agreement, dated April 5, 1999, as amended (the “Employment Agreement”), between the Company and Mr. Dominick. The Amendment was approved by the Compensation Committee of the Board of Directors of the Company on March 8, 2005.

The Amendment extended the term of the Employment Agreement for one year, until April 5, 2006. Additionally, the provision of the Employment Agreement requiring the Company to reimburse Mr. Dominick for premiums paid by Mr. Dominick for up to $2 million of term life insurance coverage on Mr. Dominick was amended to require the Company to reimburse Mr. Dominick, at Mr. Dominick’s election and in lieu of the foregoing, for an equivalent amount of premiums paid by Mr. Dominick for whole life insurance coverage on Mr. Dominick.

The Amendment is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Fifth Amendment to Employment Agreement between InteliData Technologies Corporation and Alfred S. Dominick, Jr., dated March 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InteliData Technologies Corporation
(Registrant)

By:	/s/ Monique L. Marcus
Monique L. Marcus
Vice President of Finance and Principal
Accounting Officer

Date: March 14, 2005